December 2024

Pricing Supplement No. 5,333

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 13, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after six months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR® Fund, which we refer to as the underlyings, on any of the quarterly determination dates is greater than or equal to 95% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,917.50 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to 60% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forego current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on a quarterly determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”), VanEck® Gold Miners ETF (the “GDX Shares”) and Energy Select Sector SPDR® Fund (the “XLE Shares,” and together with the GDX Shares, the “underlying shares”)
Aggregate principal amount:	$5,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 13, 2024
Original issue date:	December 18, 2024 (3 business days after the pricing date)
Maturity date:	December 11, 2029
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following the initial 6-month non-call period, if, on any quarterly determination date, beginning on April 22, 2025, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 18.35% per annum) for each quarterly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,917.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$979.40 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$5,000,000	$12,500	$4,987,500

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Terms continued from previous page:
Downside threshold level:

With respect to the RTY Index, 1,445.397, which is 60% of its initial level

With respect to the GDX Shares, $22.092, which is 60% of its initial level

With respect to the XLE Shares, $54.612, which is 60% of its initial level

Call threshold level:

With respect to the RTY Index, 2,288.545, which is approximately 95% of its initial level

With respect to the GDX Shares, $34.979, which is 95% of its initial level

With respect to the XLE Shares, $86.469, which is 95% of its initial level

Initial level:

With respect to the RTY Index, 2,408.995, which is its closing level on December 6, 2024

With respect to the GDX Shares, $36.82, which is its closing level on December 6, 2024

With respect to the XLE Shares, $91.02, which is its closing level on December 6, 2024

Closing level:

With respect to the RTY Index, the index closing value for such underlying on any index business day

With respect to the GDX Shares and the XLE Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:

With respect to the RTY Index, the closing level on the final determination date

With respect to the GDX Shares, the closing level on the final determination date

With respect to the XLE Shares, the closing level on the final determination date

Adjustment factor:

With respect to the GDX Shares, 1.0, subject to adjustment in the event of certain events affecting the GDX Shares

With respect to the XLE Shares, 1.0, subject to adjustment in the event of certain events affecting the XLE Shares

Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61777RGQ0 / US61777RGQ02
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	6/6/2025	1st early redemption date:	6/11/2025	$1,091.75
2nd determination date:	9/8/2025	2nd early redemption date:	9/11/2025	$1,137.625
3rd determination date:	12/19/2025	3rd early redemption date:	12/24/2025	$1,183.50
4th determination date:	3/6/2026	4th early redemption date:	3/11/2026	$1,229.375
5th determination date:	6/8/2026	5th early redemption date:	6/11/2026	$1,275.25
6th determination date:	9/8/2026	6th early redemption date:	9/11/2026	$1,321.125
7th determination date:	12/7/2026	7th early redemption date:	12/10/2026	$1,367.00
8th determination date:	3/8/2027	8th early redemption date:	3/11/2027	$1,412.875
9th determination date:	6/7/2027	9th early redemption date:	6/10/2027	$1,458.75
10th determination date:	9/7/2027	10th early redemption date:	9/10/2027	$1,504.625
11th determination date:	12/6/2027	11th early redemption date:	12/9/2027	$1,550.50
12th determination date:	3/6/2028	12th early redemption date:	3/9/2028	$1,596.375
13th determination date:	6/6/2028	13th early redemption date:	6/9/2028	$1,642.25
14th determination date:	9/6/2028	14th early redemption date:	9/11/2028	$1,688.125
15th determination date:	12/6/2028	15th early redemption date:	12/11/2028	$1,734.00
16th determination date:	3/6/2029	16th early redemption date:	3/9/2029	$1,779.875
17th determination date:	6/6/2029	17th early redemption date:	6/11/2029	$1,825.75
18th determination date:	9/6/2029	18th early redemption date:	9/11/2029	$1,871.625
Final determination date:	12/6/2029	See “Maturity date” above.		See “Payment at maturity” above.

December 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, beginning after six months, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR® Fund on any quarterly determination date is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of $1,917.50 per $1,000 security. If the securities have not previously been redeemed and the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	Approximately 5 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this initial 6-month non-call period, if, on any quarterly determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 18.35% per annum) for each quarterly determination date, as follows:

●1st determination date:

$1,091.75

●2nd determination date:

$1,137.625

●3rd determination date:

$1,183.50

●4th determination date:

$1,229.375

●5th determination date:

$1,275.25

●6th determination date:

$1,321.125

●7th determination date:

$1,367.00

●8th determination date:

$1,412.875

●9th determination date:

$1,458.75

●10th determination date:

$1,504.625

●11th determination date:

$1,550.50

●12th determination date:

$1,596.375

●13th determination date:

$1,642.25

●14th determination date:

$1,688.125

●15th determination date:

$1,734.00

●16th determination date:

$1,779.875

●17th determination date:

$1,825.75

●18th determination date:

$1,871.625

No further payments will be made on the securities once they have been redeemed.

December 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,917.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $979.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR® Fund on any quarterly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after six months, when each underlying closes at or above its respective call threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $1,917.50 per stated principal amount. Investors do not participate in any appreciation in any underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective call threshold level, but the final level of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

December 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the quarterly determination dates (beginning after six months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 18.35% per annum) for each quarterly determination date (beginning after six months), as follows:

●1st determination date:

$1,091.75

●2nd determination date:

$1,137.625

●3rd determination date:

$1,183.50

●4th determination date:

$1,229.375

●5th determination date:

$1,275.25

●6th determination date:

$1,321.125

●7th determination date:

$1,367.00

●8th determination date:

$1,412.875

●9th determination date:

$1,458.75

●10th determination date:

$1,504.625

●11th determination date:

$1,550.50

●12th determination date:

$1,596.375

●13th determination date:

$1,642.25

●14th determination date:

$1,688.125

●15th determination date:

$1,734.00

●16th determination date:

$1,779.875

●17th determination date:

$1,825.75

●18th determination date:

$1,871.625

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,917.50

●If the final level of any underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 2,000 With respect to the GDX Shares: $30.00 With respect to the XLE Shares: $90.00

December 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Hypothetical Downside Threshold Level:

With respect to the RTY Index: 1,200, which is 60% of its hypothetical initial level

With respect to the GDX Shares: $18.00, which is 60% of its hypothetical initial level

With respect to the XLE Shares: $54.00, which is 60% of its hypothetical initial level

Hypothetical Call Threshold Level:

With respect to the RTY Index: 1,900, which is 95% of its hypothetical initial level

With respect to the GDX Shares: $28.50, which is 95% of its hypothetical initial level

With respect to the XLE Shares: $85.50, which is 95% of its hypothetical initial level

December 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	RTY Index Closing Level	GDX Shares Closing Level	XLE Shares Closing Level	Payment (per Security)
1st Determination Date	2,100 (at or above the call threshold level)	$35.00 (at or above the call threshold level)	$80.00 (below the call threshold level)	--
2nd Determination Date	2,200 (at or above the call threshold level)	$45.00 (at or above the call threshold level)	$95.00 (at or above the call threshold level)	$1,137.625

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,137.625 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the quarterly determination dates (beginning after six months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	RTY Index Final Level	GDX Shares Final Level	XLE Shares Final Level	Payment at Maturity (per Security)
Example 1:	2,500 (at or above its call threshold level)	$40.00 (at or above its call threshold level)	$127.00 (at or above its call threshold level)	$1,917.50
Example 2:	1,600 (below its call threshold level but at or above its downside threshold level)	$33.00 (at or above its call threshold level and downside threshold level)	$108.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	2,500 (at or above its call threshold level and downside threshold level)	$33.00 (at or above its call threshold level and downside threshold level)	$45.00 (below its downside threshold level)	$1,000 x ($45.00 / $90.00) = $500
Example 4:	400 (below its downside threshold level)	$15.00 (below its downside threshold level)	$81.00 (below its call threshold level but at or above its downside threshold level)	$1,000 x (400 / 2,000) = $200
Example 5:	400 (below its downside threshold level)	$9.00 (below its downside threshold level)	$36.00 (below its downside threshold level)	$1,000 x (400 / 2,000) = $200

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, investors receive $1,917.50 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 2, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. The GDX Shares have increased 10% from its initial level to its final level, the XLE Shares have increased 20% from the initial level to the final level and the RTY Index has declined 20% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in any underlying.

In example 3, the final levels of two of the underlyings are at or above their respective call threshold levels and at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The RTY Index has increased 25% from its initial level to its final level, the GDX Shares have increased 10% from its initial level to its final level and the XLE Shares have declined 50% from the initial level to the final level. Therefore, investors receive at maturity an amount equal to

December 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

the stated principal amount times the performance factor of the XLE Shares, which represent the worst performing underlying in this example.

In example 4, the final level of one of the underlyings is below its call threshold level but at or above its downside threshold level, while the final levels of the other underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The XLE Shares have declined 10% from the initial level to the final level, the GDX Shares have declined 50% from its initial level to its final level and the RTY Index has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the RTY Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. The RTY Index has declined 80% from its initial level to its final level, the GDX Shares have declined 70% from its initial level to its final level and the XLE Shares have declined 60% from the initial level to the final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the RTY Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

December 2024 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 60% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective call threshold level on any quarterly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its call threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the RTY Index, the NYSE Arca Gold Miners Index and the Energy Select Sector Index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the RTY Index, the NYSE Arca Gold Miners Index and the Energy Select Sector Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the RTY Index, the NYSE Arca Gold Miners Index and the Energy Select Sector Index,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the NYSE Arca Gold Miners Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

December 2024 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “Russell 2000® Index Overview,” “VanEck® Gold Miners ETF Overview” and “Energy Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the RTY Index, the NYSE Arca Gold Miners Index and the Energy Select Sector Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the RTY Index, the NYSE Arca Gold Miners Index or the Energy Select Sector Index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index, the NYSE Arca Gold Miners Index or the Energy Select Sector Index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.

December 2024 Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings, the NYSE Arca Gold Miners Index or the Energy Select Sector Index), including taking positions in the GDX Shares, the XLE Shares and the stocks constituting the RTY Index, the NYSE Arca Gold Miners Index or the Energy Select Sector Index, futures and/or options contracts on the underlyings or the component stock of the NYSE Arca Gold Miners Index or the Energy Select Sector Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings, the NYSE Arca Gold Miners Index or the Energy Select Sector Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to December 6, 2024 could potentially increase the initial level of any of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlyings on the determination dates,

December 2024 Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

December 2024 Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the

December 2024 Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange risk. Because the price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the share underlying index, the price of the GDX Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the countries represented in the NYSE Arca Gold Miners Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the NYSE Arca Gold Miners Index and the United States and other countries important to international trade and finance.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of

December 2024 Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Adjustments to the RTY Index could adversely affect the value of the securities. The publisher of the RTY Index may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of the RTY Index may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing such underlying at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying last in effect prior to discontinuance of such underlying.

￭Adjustments to any of the GDX Shares and the XLE Shares or the share underlying index could adversely affect the value of the securities. The investment advisor to each of the GDX Shares and XLE Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index or the Energy Select Sector Index, as applicable (each, a “share underlying index). Pursuant to its investment strategies or otherwise, the investment advisor may add, delete or substitute the components of the applicable underlying shares. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the level of the share underlying indices. The publisher may also discontinue or suspend calculation or publication of a share underlying index at any time. If this discontinuance or suspension occurs following the termination of the respective underlying shares, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of any of the underlying shares and, consequently, the value of the securities.

￭The performance and market price of any of the GDX Shares and the XLE Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

December 2024 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the GDX Shares or the XLE Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the GDX Shares and the XLE Shares. However, the calculation agent will not make an adjustment for every event that can affect the GDX Shares or the XLE Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

December 2024 Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 13, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 11/25/2024):	2,442.031
Current Index Value:	2,346.895	52 Week Low (on 1/17/2024):	1,913.166
52 Weeks Ago:	1,947.505

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through December 13, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on December 13, 2024 was 2,346.895. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2019 to December 13, 2024

December 2024 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through December 13, 2024)	2,442.031	2,180.146	2,346.895

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

December 2024 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

VanEck® Gold Miners ETF Overview

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck® Gold Miners ETF is accurate or complete.

Information as of market close on December 13, 2024:

Bloomberg Ticker Symbol:	GDX UP	52 Week High (on 10/22/2024):	$44.09
Current Share Price:	$36.65	52 Week Low (on 2/28/2024):	$25.78
52 Weeks Ago:	$30.70

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2019 through December 13, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on December 13, 2024 was $36.65. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the GDX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the GDX Shares at any time, including on the determination dates.

GDX Shares Daily Closing Prices January 1, 2019 to December 13, 2024

December 2024 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

VanEck® Gold Miners ETF (CUSIP 92189F106)	High ($)	Low ($)	Period End ($)
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter	33.27	26.68	32.35
Second Quarter	35.87	29.22	30.11
Third Quarter	32.63	26.91	26.91
Fourth Quarter	31.98	25.91	31.01
2024
First Quarter	31.62	25.78	31.62
Second Quarter	37.24	32.03	33.93
Third Quarter	41.64	33.89	39.82
Fourth Quarter (through December 13, 2024)	44.09	35.51	36.65

This document relates only to the securities referenced hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

MarketVectorSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

December 2024 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

December 2024 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 13, 2024:

Bloomberg Ticker Symbol:	XLE UP	52 Week High (on 4/5/2024):	$98.08
Current Share Price:	$89.22	52 Week Low (on 1/18/2024):	$79.91
52 Weeks Ago:	$82.33

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2019 through December 13, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter in the same period. The closing price of the XLE Shares on December 13, 2024 was $89.22. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLE Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLE Shares at any time, including on the determination dates.

XLE Shares Daily Closing Prices January 1, 2019 to December 13, 2024

December 2024 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter	91.96	81.20	83.84
2024
First Quarter	94.41	79.91	94.41
Second Quarter	98.08	88.04	91.15
Third Quarter	93.39	84.35	87.80
Fourth Quarter (through December 13, 2024)	97.27	87.84	89.22

This document relates only to the securities referenced hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

December 2024 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

December 2024 Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof
Share underlying index:	With respect to the GDX Shares, NYSE Arca Gold Miners Index With respect to the XLE Shares, Energy Select Sector Index
Share underlying index publisher:	With respect to the GDX Shares, ICE Data Indices, LLC or any successor thereof With respect to the XLE Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

December 2024 Page 26

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of

December 2024 Page 27

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to December 6, 2024, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the GDX Shares, the XLE Shares, in stocks constituting the RTY Index, the NYSE Arca Gold Miners Index or the Energy Select Sector Index and in futures and/or options contracts on the RTY Index, the XLE Shares, the GDX Shares, the NYSE Arca Gold Miners Index or the Energy Select Sector Index, their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the GDX Shares, the XLE Shares, the stocks constituting the RTY Index, the NYSE Arca Gold Miners Index or the Energy Select Sector Index, futures or options contracts on the RTY Index, the GDX Shares, the XLE Shares, the NYSE Arca Gold Miners Index, the Energy Select Sector Index or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

December 2024 Page 28

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 11, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the VanEck® Gold Miners ETF and the Energy Select Sector SPDR ® Fund

Principal at Risk Securities

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

December 2024 Page 29